Exhibit 3.1

DocuSign Envelope ID: 78C3F7E0 - D2C6 - 4838 - AB76 - 722B9EA025B7 Sta t e o f Dewl a ar e Sec r e t a ry of S ta t e Di visi o n of C o rpor a ti o n s D eli v e r ed 0 1 :56 P M 0 8 / 3 1 / 2022 F IL E D 0 1 : 5 6 P M 0 8 / 3 1/ 202 2 S R 202 2341 2 0 8 4 - F il e N m u ber 4 8239 0 3 ELIMINATION OF CERTIFICATE OF DESIGNATIONS OF THE PREFERENCES, RIGHTS AND LIMITATIONS OF THE SERIES A 8% SENIOR CONVERTIBLE PREFERRED STOCK OF WISA TECHNOLOGIES, INC. (f/k/a SUMMIT WIRELESS TECHNOLOGIES, INC.) PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE The undersigned, Brett Moyer, being the Chief Executive Officer of WiSA Technologies, Inc . , a Delaware corporation (the "Company"), does hereby certify that , pursuant to the provisions of Section 15 l(g) of the General Corporation Law of the State of Delaware (the " General Corporation Law " ) , the following resolutions eliminating the designation and the relative powers, preferences, rights , qualifications, limitations and restrictions of the Company's Series A 8 % Senior Convertible Preferred Stock , par value $ 0 . 0001 per share (the "Series A Preferred Stock") , were duly adopted by unanimous written consent by the board of directors of the Company (the "Board") on August 30 , 2022 in accordance with Section 141 of the General Corporation Law , and, pursuant to the authority conferred upon the Board by the provisions of the Company's c e rt i ficat e of incorporation, as amended (the " Certificate of Incorporation") . These composite resolutions eliminating the designation and relative powers, preferences , rights, qualifications, limitations and restrictions of the Series A Preferred Stock are as follows : WHEREAS, the Certificate of Incorporation authorizes preferred stock consisting of 20 , 000 , 000 shares, par value $ 0 . 0001 per share, of capital stock of the Company, issuable from time to time in one or more series ; WHEREAS, the Board is authorized, subject to limitations prescribed by law and by the provisions of the Certificate ofincorporation, to establish and fix the number of shares to be included in any series o f such preferred stock and the designation, rights, preferences, powers, re s trictions and limitations of the shares of such series ; WHEREAS, the Board previously designated 1 , 250 , 000 shares of the Series A Preferred Stock, having the rights, powers and preferences as set forth in that certain Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8 % Senior Convertible Preferred Stock of the Company (the "Series A Certificate o f De s ignati o n") ; WHEREAS, (a) on April 18 , 2019 , the Company issued 250 , 000 shares of the Series A Preferred Stock to an inve s tor (the "Investor"), (b) on June 4 , 20 2 1 , the Company entered into an e x chan g e agreement with such Investor, pursuant to which all 250 , 000 issued and outstanding s hares of Serie s A Preferred Stock were exchanged for shares of Common Stock and warrants to purchase s hares of Common Stock (such exchange, the " Exchange") and (c) from a nd a fter t he Exchange, there are no shares o f Serie s A Preferred Stock currently issued and outstanding and no shares of Series A Preferred Stock will be issued subject to the Series A Certificate of Designation ; and WHEREAS, th e Bo a rd has determi n ed it is advisable and in the bes t intere s ts of the Company and i t s stockholders to eliminate and canc e l all designations, rights and pr e ferenc e s of the shar e s of S e ries A Preferred Stock, and to strik e all refer e nces to S e ries A Pr e ferred Stock from the book s and records of the Company .

2 DocuSign Envelope ID: 78C3F7E0 - D2C6 - 4838 - AB76 - 722B9EA02587 NOW, THEREFORE, BE IT: RESOLVED, that there are no shares of Series A Preferred Stock currently issued and outstanding and no shares of Series A Preferred Stock will be issued subject to the Series A Certificate of Designation ; and be it further RESOLVED, that pursuant to authority granted to and vested in the Board by the provisions of the Certificate ofincorporation, the Board hereby cancels the Series A Certificate ofDesignation and eliminates all Series A Preferred Stock . [Signature Page Follows]

DocuSign Envelope ID: 78C3F7E0 - D2C6 - 4838 - AB76 - 722B9EA025B7 IN WITNESS WHEREOF, this Elimination of Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8% Senior Convertible Preferred Stock ofWiSA Technologies, Inc. has been executed by a duly authorized officer of the Company on this 31 st day of August, 2022. C w 3 7 tFF IO'i"8BB89 IOB... Brett Moyer Chief Executive Officer